UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): July 22, 2011

Amarantus BioSciences, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-148922	26-0690857
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 Almanor Ave., Sunnyvale, CA	94085
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 737-2734

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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On June 3, 2011, we disclosed entering into a Letter Agreement (the “Agreement”) with Generex Biotechnology Corporation (“Generex”) regarding the licensing of certain intellectual properties and forming collaborative arrangements for the benefit of the parties. In our disclosure, we explained that the material terms of the Agreement will be evidenced by further documentation to be delivered on a formal Closing Date to take place no later than July 15, 2011.

Although we are still in negotiations with Generex over the material terms and are actively pursuing developing the necessary documentation to close the transaction, we have not been able to do so by our target date of July 15, 2011. We do, however, fully intend to arrive at a consensus with Generex and close the transaction in the near future.

The Agreement was attached as an exhibit to our Current Report on Form 8-K that was filed on June 3, 2011, and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 22, 2011	Amarantus BioSciences, Inc.

By: /s/ Martin D. Cleary
Martin D. Cleary
Chief Executive Officer

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